                                                                    EXHIBIT 10.1

                               SUPPORT AGREEMENT

  MEMORANDUM OF AGREEMENT made as of the 16th day of March, 1999

BETWEEN:
                  AUTODESK, INC.,
                  a corporation subsisting under the laws
                  of the State of Delaware,

                  (hereinafter referred to as the "Parent"),

                  --and--

                  AUTODESK DEVELOPMENT B.V.,
                  a corporation subsisting under the laws
                  of The Netherlands,

                  (hereinafter referred to as "Dutchco"),

                  --and--

                  DISCREET LOGIC INC.,
                  a corporation subsisting under the laws
                  of the Province of Quebec,

                  (hereinafter referred to as the "Corporation").

  WHEREAS pursuant to the Second Amended and Restated Agreement and Plan of Acquisition and Amalgamation dated as of November 18, 1998, as amended, by and among the Parent, Dutchco, 9066-9771 Quebec Inc. ("Amalgamation Sub"), Autodesk Canada Inc. ("ACI") 9066-9854 Quebec Inc. ("Autodesk Quebec") and Discreet Logic Inc. (a predecessor to the Corporation) (such agreement being hereinafter referred to as the "Combination Agreement"), the parties agreed that immediately after the Effective Time (as such term is defined in the Combination Agreement), the Parent, Dutchco and the Corporation would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C to the Combination Agreement, together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

  AND WHEREAS pursuant to the Combination Agreement, articles of amalgamation dated March 16, 1999 (the "Articles of Amalgamation") were filed pursuant to the Companies Act (Quebec) whereby Discreet Logic Inc., Autodesk Quebec and Amalgamation Sub amalgamated to continue as the Corporation;

  AND WHEREAS immediately following to the Amalgamation, holders of certain issued and outstanding Class B non-voting common share of the Corporation (the "Class B Shares") elected to retract such shares in exchange for Exchangeable Non-Voting Shares of the Corporation (the "Exchangeable Shares") on the basis of
0.33 of an Exchangeable Share for each Class B Share so retracted;

  AND WHEREAS the Articles of Amalgamation set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

  AND WHEREAS pursuant to the Transactions (as defined in the Combination Agreement), Dutchco, an indirect wholly owned subsidiary of the Parent, is the registered and beneficial owner of all of the issued and outstanding Class A Shares of the Corporation and all of the issued and outstanding Class E Shares and Class F Shares of the Corporation, and ACI, a wholly owned subsidiary of the Parent, is the registered and beneficial owner of all of the issued and outstanding Class C Shares of the Corporation, U.S. Bancorp Piper Jaffray Inc. is the registered and beneficial owner of 112,500 of the issued and outstanding Class D Shares of the Corporation and Aird & Berlis is the registered and beneficial owner of 37,500 of the issued and outstanding Class D Shares of the Corporation;

  AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby the Parent and Dutchco will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered, Parent Common Shares in satisfaction of the obligations of the Corporation under the Exchangeable Share Provisions with respect to the payment and satisfaction of Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

  NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

  1.1 Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

  1.2 Interpretation not Affected by Headings, etc. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

  1.3 Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

  1.4 Date for any Action. In the event that any date on or by which any action is required or permitted to be taken under this agreement is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding Business Day. For the purposes of this agreement, a "Business Day" means any day other than a Saturday, Sunday or a day when banks are not open for business in either or both of San Francisco, California or Montreal, Quebec.

                                   ARTICLE 2

              COVENANTS OF THE PARENT, DUTCHCO AND THE CORPORATION

  2.1 Funding of the Corporation. So long as any Exchangeable Shares are outstanding, the Parent (and Dutchco in the case of subclauses (b), (e) and (f)) will:

  (a) not declare or pay any dividend on the Parent Common Shares unless (i) the Corporation will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares and (ii) the Corporation shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

  (b) cause the Corporation to declare simultaneously with the declaration of any dividend on the Parent Common Shares an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on the Parent Common Shares, cause the Corporation to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

  (c) advise the Corporation sufficiently in advance of the declaration by the Parent of any dividend on the Parent Common Shares and take all such other actions as are necessary, in cooperation with the Corporation, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on the Parent Common Shares and shall correspond with any required dating for any stock exchange purpose on which the Exchangeable Shares are listed;

  (d) ensure that the record date for any dividend declared on the Parent Common Shares is not less than 10 Business Days after the declaration date for such dividend;

  (e) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Corporation, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions; and

  (f) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares, upon the redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be.

  2.2 Segregation of Funds. The Parent will and if applicable will cause the Corporation to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable the Corporation to pay or otherwise satisfy the applicable Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and will use such funds, assets and other property so segregated exclusively for the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable.

  2.3 Reservation of Parent Common Shares. The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (or other shares or securities into which the Parent Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Corporation to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue Parent Common Shares.

  2.4 Notification of Certain Events. In order to assist the Parent and Dutchco to comply with their obligations hereunder, the Corporation will give the Parent and Dutchco notice of each of the following events at the time set forth below:

  (a) in the event of any determination by the Board of Directors of the Corporation to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

  (b) immediately, upon the earlier of receipt by the Corporation of notice of and the Corporation otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

  (c) immediately, upon receipt by the Corporation of a Retraction Request (as defined in the Exchangeable Share Provisions);

  (d) at least 130 days prior to any accelerated Automatic Redemption Date determined by the Board of Directors of the Corporation in accordance with the Exchangeable Share Provisions; and

  (e) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares upon the redemption of outstanding Class B Shares pursuant to the Transactions).

  2.5 Delivery of Parent Common Shares. In furtherance of its obligations under sections 2.1(e) and 2.1(f) hereof, upon notice from the Corporation of any event which requires the Corporation to cause to be delivered Parent Common Shares to any holder of Exchangeable Shares, Dutchco shall forthwith deliver the requisite Parent Common Shares to or to the order of the former holder of the surrendered Exchangeable Shares, as the Corporation shall direct. All such Parent Common Shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim. In consideration of the delivery of each such Parent Common Share by Dutchco, the Corporation shall issue to Dutchco, or as Dutchco shall direct, such number of Class A Shares of the Corporation as is equal to the fair value of such Parent Common Share.

  2.6 Qualification of Parent Common Shares in the United States. The Parent represents and warrants that it has taken all actions and done all things as are necessary or desirable to cause the Parent Common Shares to be issued and delivered pursuant to the Exchangeable Share Provisions, the Exchange Right or the Automatic Exchange Rights (as defined in the Voting and Exchange Trust Agreement) to be freely tradeable thereafter in the United States (other than any restrictions on transfers by reason of a holder being an "affiliate" of the Parent or, prior to the Effective Date, for purposes of United States federal or state securities law). The Parent will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause all Parent Common Shares to be delivered pursuant to the Exchangeable Share Provisions, Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares are listed, quoted or posted for trading at such time.

  2.7 Economic Equivalence.

  (a) The Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions:

     (i) issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends; or

     (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

     (iii) issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares (A) shares or securities of the Parent of any class other than Parent Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares),
  (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above, (C) evidences of indebtedness of the Parent or (D) assets of the Parent;

unless (i) the Corporation is able under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares, and (ii) the Corporation shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

  (b) The Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions:

     (i) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or
     (ii) reduce, combine or consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

     (iii) reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares;

unless (i) the Corporation is able under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares, and (ii) the Corporation simultaneously does make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares.

  (c) The Parent will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 20 Business Days (or such shorter period as the Parent and the Corporation may agree upon) after the date on which such event is declared or announced by the Parent (with simultaneous notice thereof to be given by the Parent to the Corporation).

  (d) The Board of Directors of the Corporation shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Dutchco and the Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of the Corporation to be relevant, be considered by the Board of Directors of the
Corporation:

     (i) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued in proportion to the number of Parent Common Shares previously outstanding;

     (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of the Corporation in the manner above contemplated) of a Parent Common Share;

     (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Board of Directors of the Corporation in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the current market value (as determined by the Board of Directors of the Corporation in the manner above contemplated) of a Parent Common Share;

     (iv) in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination or consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

     (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

  For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange or automated quotation system shall be the average of the closing prices of such security during the three consecutive trading days ending not more than five trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if there is no active public distribution or trading activity of such securities during such period, then the current market value thereof shall be determined by the Board of Directors of the Corporation, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the Board of Directors of the Corporation shall be conclusive and binding on the Parent.

  2.8 Tender Offers, Etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Common Shares (an "Offer") is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the Board of Directors of the Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of the Parent, the Parent will use its best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Common Shares, without discrimination. Without limiting the generality of the foregoing, the Parent will use its best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

  2.9 Ownership of Outstanding Shares. Without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, the Parent covenants and agrees in favour of the Corporation that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than the Parent or any of its Affiliates, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of the Corporation other than the Class D Shares and all outstanding securities of the Corporation, in each case carrying or otherwise entitled to voting rights in any circumstances, and in each case other than the Exchangeable Shares or the Class D Shares.

  2.10 Parent Not To Vote Exchangeable Shares. The Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by the Parent and its subsidiaries and Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. The Parent further covenants and agrees that it will not, and will cause its subsidiaries and Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Companies Act (Quebec) (or any successor or other corporate statute by which the Corporation in the future shall be governed) with respect to any Exchangeable Shares held by it or by its subsidiaries or Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

  2.11 Due Performance. On and after the Effective Time, Parent and Dutchco shall duly and timely perform all of their respective obligations expressed in the Combination Agreement.

  2.12 Preservation of Existence of Corporation. Without the prior approval of the holders of Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Shares Provisions, the Parent, Dutchco and Corporation covenant and agree that, so long as any Exchangeable Shares are owned by any person or entity other than the Parent or its Affiliates, the separate existence of Corporation shall be preserved and Corporation shall not be liquidated, wound up or dissolved or merged with or into another entity.

  2.13 Certain Requirements in Respect of Combination, etc. The Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

  (a) such other person or continuing corporation is a corporation (herein called the "Parent Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof;

  (b) the Parent Successor, by operation of law, becomes, without more, bound by the terms and provisions of this trust agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this trust agreement; and

  (c) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

                                   ARTICLE 3

                                    GENERAL

  3.1 Term. This agreement shall come into force and be effective upon the issue by the Corporation of Exchangeable Shares and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than the Parent and any of its Affiliates.

  3.2 Changes in Capital of Parent and the Corporation. Notwithstanding the provisions of Section 3.4, at all times after the occurrence of any event effected pursuant to Section 2.7 or 2.8 hereof, as a result of which either the Parent Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

  3.3 Severability. If any provision of this agreement is held invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or improved thereby and this agreement shall be carried and as near as possible in accordance with its original terms and conditions; and to this end the provisions of this agreement are intended to be and shall be deemed severable; provided, however, that if the provision or provisions so held to be invalid, in the reasonable judgment of the parties hereto, is or are so fundamental to the intent of the parties hereto and the operation of this agreement that the enforcement of the other provisions hereof, in the absence of such invalid provision or provisions, would damage irreparably the intent of the parties in entering into this agreement, the parties hereto shall agree to amend or otherwise modify this agreement so as to carry out the intent and purposes hereof and the transactions contemplated hereby.

  3.4 Amendments, Modifications, etc. Except as contemplated by Section 3.5, this agreement may not be amended or modified except by an agreement in writing executed by the Corporation, Dutchco and the Parent and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

  3.5 Ministerial Amendments. Notwithstanding the provisions of Section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

  (a) adding to the covenants of any of the parties for the protection of the holders of the Exchangeable Shares;

  (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Boards of Directors of each of the Corporation, Dutchco and the Parent, it may be expedient to make, provided that each such Board of Directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

  (c) making such changes or corrections which, on the advice of counsel to the Corporation, Dutchco and the Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of the Corporation, Dutchco and the Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

  3.6 Meeting to Consider Amendments. The Corporation, at the request of the Parent or Dutchco, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

  3.7 Amendments Only in Writing. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

  3.8 Enurement. This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

  3.9 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

  (a) if to the Parent or Dutchco at:

     Autodesk, Inc.
     20400 Stevens Creek Boulevard
     Cupertino, CA 95401-2217
     Attention: Marcia K. Sterling
      Vice President Business Development, General Counsel and Secretary
     Telecopy:
       (408) 517-1886

  (b) if to the Corporation at:

     Discreet Logic Inc.
     10 Duke Street
     Montreal, Quebec
     Canada H3C 2L7
     Attention: Francois Plamondon
       Senior Vice President, Chief Financial Officer, Treasurer and Secretary
     Telecopy:
       (514) 393-3996

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, provided such notice or other communication is received prior to 5:00 p.m. (local time) on a Business Day, and otherwise it shall be deemed to have been given and received upon the immediately following Business Day.

  3.10 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

  3.11 Jurisdiction. This agreement shall be construed and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

  3.12 Attornment. The Parent, Dutchco and the Corporation agree that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Quebec, waive any objection which they may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agree to be bound by any judgment of the said courts and not to seek, and hereby waive, any review of the merits of any such judgment by the courts of any other jurisdiction and the Parent and Dutchco hereby appoint the Corporation at its registered office in the Province of Quebec as the Parent's and Dutchco's attorney for service of process.

  3.13 Guaranty/Assignment. Parent hereby unconditionally and irrevocably guarantees the prompt and full performance by Dutchco of, and shall cause Dutchco to comply with, its obligations hereunder and pursuant to the Transactions. Dutchco may assign all or a portion of its rights and obligations hereunder to Parent or any Affiliate of Parent, which shall thereupon assume such assigned rights and/or obligations without the consent of the Corporation subject to the Corporation and Parent or such Affiliate, as the case may be, entering into a supplemental agreement reflecting such assignment and assumption. This agreement may not be assigned by the Parent without the prior written consent of Dutchco and the Corporation approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

  3.14 Language. The parties have agreed that this agreement be drafted in English. Les parties ont convenu que cette convention soit redigee en langue anglaise.

  IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.


                                  AUTODESK, INC.


                                  By:    /s/     Carol A. Bartz
                                     --------------------------
                                    Name:  Carol A. Bartz
                                    Title:  Chief Executive Officer


                                  AUTODESK DEVELOPMENT B.V.


                                  By:    /s/     Michael E. Sutton
                                     -----------------------------
                                    Name:  Michael E. Sutton
                                    Title:  Directeur

                                  DISCREET LOGIC INC.


                                  By:       /s/  Marcia K. Sterling
                                     ------------------------------
                                    Name:  Marcia K. Sterling
                                    Title:  Secretary